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                                                                    Exhibit 12.1

                   Kimco Realty Corporation and Subsidiaries
               Computation of Ratio of Earnings to Fixed Charges
                 For the twelve months ended December 31, 2003



Pretax earnings from continuing operations before adjustment for
  minority interests or income loss from equity investees                                             $ 199,137,712


Add:
   Interest on indebtedness (excluding capitalized interest)                                             99,996,284
   Amortization of debt related expenses                                                                  4,642,201
   Portion of rents representative of the
     interest factor                                                                                      5,697,237
                                                                                                      -------------
                                                                                                        309,473,434

Distributed income from equity investees                                                                 54,304,603
                                                                                                      -------------

       Pretax earnings from continuing operations, as adjusted                                        $ 363,778,037
                                                                                                      =============


Fixed charges -
   Interest on indebtedness (including capitalized interest)                                          $ 108,883,362
   Amortization of debt related expenses                                                                  3,851,301
   Portion of rents representative of the
     interest factor                                                                                      5,697,237
                                                                                                      -------------

        Fixed charges                                                                                 $ 118,431,900
                                                                                                      ==============

Ratio of earnings to fixed charges                                                                              3.1
                                                                                                      ==============